Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), made and entered into effective this      day of October, 2015 (the “Effective Date”), by and between ONB CTL PORTFOLIO LANDLORD #2, LLC, a Delaware limited liability company (the “Seller”), and OLD NATIONAL BANK, a national banking association (the “Purchaser”).

WITNESSETH THAT:

In consideration of the sums set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees to sell and assign to the Purchaser and Purchaser hereby agrees to purchase from the Seller, subject to the terms and conditions herein, the parcels of real estate generally identified on Exhibit “A” and more particularly described on Schedules “A-1”, “A-2”, “A-3”, “A-4”, “A-5” and “A-6”, together with all buildings, improvements and fixtures located thereon (individually a “Parcel” and collectively the “Parcels” or “Property”).

The purchase and sale of the Property shall be on the following terms and conditions:

1. PURCHASE PRICE.

(a) Purchaser shall pay to Seller the total sum of Thirty-one Million Six Hundred Twenty-three Thousand Eight Hundred Eighty-seven Dollars ($31,623,887.00) (the “Purchase Price”). Seller and Purchaser agree that the Purchase Price shall be allocated to each Parcel as shown under the term “Purchase Price” on Exhibit “A”, attached hereto, provided, however, that Purchaser may, on not less than seven (7) days’ advance notice to Seller reasonably reallocate the Purchase Price to reflect the values determined in the appraisal (as set forth in Section 10(e) of this Agreement), provided that no reallocation shall change the aggregate Purchase Price of the Property set forth above and of the #4 Parcels (hereinafter defined). At Seller’s option, the Purchase Price may be paid to two (2) separate payees, to be designated by the Seller, and reflected on two (2) separate closing statements at Closing. The Purchase Price shall be paid as follows:

(i) Not later than two (2) business days after the Effective Date, Purchaser shall deliver to Bosse Title Company, as agent for Fidelity National Title Company (the “Escrow Agent”) TWO HUNDRED FIFTY THOUSAND AND 00/100 ($250,000.00) DOLLARS (the “Deposit”) in Current Funds, to be held by the Escrow Agent in escrow to be applied and disposed of by the Escrow Agent as is provided in this Agreement. If Purchaser fails to pay the Deposit to the Escrow Agent as herein provided, Seller shall be entitled to declare a default under this Agreement without further notice, whereupon this Agreement shall be terminated and of no further force or effect. Seller shall have the right, notwithstanding, to proceed against the Purchaser for the Deposit as and for liquidated damages. The Deposit shall be applied against the Purchase Price at Closing. As used herein, the term “Current Funds” shall mean wire transfers, certified funds or a cashier’s check in the form acceptable to the Escrow Agent that would permit the Escrow Agent to immediately disburse or deposit such funds. The Deposit shall be held and disbursed by the Escrow Agent as more fully set forth in this Agreement and in the Escrow Agreement annexed hereto as Exhibit “B” (“Escrow Agreement”). The risk of loss with respect to the Deposit shall be with Purchaser.

(ii) The balance of the Purchase Price shall be deposited into and held by the Title Company in a closing escrow account with Old National Bank. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Agent and the Title Company to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statement executed by Seller and Purchaser.

(b) The terms and provisions of this Agreement and Purchaser’s obligations thereunder are not contingent upon Purchaser securing financing of the Purchase Price (or any portion thereof), and Purchaser understands and agrees that Purchaser’s failure to obtain such financing will not relieve Purchaser of Purchaser’s obligations under this Agreement.

2. CLOSING. The closing of the transaction contemplated herein (the “Closing”) shall take place on a date mutually acceptable to Seller and Purchaser; provided, however, in no event shall the Closing be later than November 20, 2015 (the “Outside Closing Date”) subject to Seller’s right to adjourn such date as set forth in Section 3(C) hereof. In the event the parties fail to agree on a date of Closing, Closing shall occur at 11:00 a.m. (CST) on the Outside Closing Date. The date of Closing shall hereinafter be referred to as the “Closing Date”. The documents required to be delivered hereunder shall be delivered by Seller and Purchaser into escrow with Bosse Title Company (the “Title Company”) as agent for Fidelity National Title Company, 501 Main Street, Evansville, Indiana 47708 on or prior to the Closing Date.

3. TITLE TO PROPERTY/DUE DILIGENCE MATERIALS.

(a) Within fifteen (15) days after the Effective Date, Purchaser shall obtain a preliminary commitment for owners’ policies of title insurance for each Parcel issued by the Title Company, to a date not earlier than the Effective Date, together with copies of all documents shown as exceptions or requirements therein (collectively, the “Commitment”). The cost of preparing the Commitment and any owner’s and lender’s (if any) policy of title insurance (the “Title Policy”) shall be borne entirely by Purchaser.

(b) Purchaser shall have thirty (30) days following the Effective Date to cause each such Commitment to be examined by its attorneys and, within such period of time, to the extent that the attorneys for Purchaser shall have objections to or note defects in the title covered by such Commitment which are not Permitted Exceptions (as hereinafter defined), such objections or defects shall be designated in writing (the “Title Objections Notice”) and furnished to Seller. Purchaser acknowledges and agrees that Purchaser’s failure to deliver the Title Objection Notice to Seller on or prior to thirty (30) days from the Effective Date shall constitute Purchaser’s irrevocable acceptance of the Commitment and Purchaser shall be deemed to have unconditionally waived any right to object to any matters set forth therein. If, after giving such notice to Seller, Purchaser learns, through continuation reports or otherwise, of any new title defect(s) which Purchaser claims are not Permitted Exceptions, Purchaser shall give notice thereof to Seller promptly after the date Purchaser learns of same. Notwithstanding anything to the contrary contained herein, Seller shall, on or prior to the Closing, pay, discharge or remove of record or cause to be paid, discharged or removed of record at Seller’s sole cost and expense all of the following items: (a) Voluntary Liens (as hereinafter defined), and (b) other liens encumbering the Property (including judgments and federal, state and municipal tax liens) that do not constitute Permitted Exceptions which (i) are in liquidated amounts and which may be satisfied solely by the payment of money (including the preparation or filing of appropriate satisfaction instruments in connection therewith) and (ii) do not exceed in the aggregate with all liens and encumbrances on the Property and on the #4 Parcels the sum of TWO HUNDRED FIFTY THOUSAND ($250,000) Dollars (“Cap”). Seller may, in lieu of making any payment, discharge or removal of record of any encumbrance that Seller is obligated to be released or cured in accordance with this Section 3(b), enter into an escrow agreement that will enable the Title Company to insure that such objections shall not be enforced against the Property. The term “Voluntary Liens” as used herein shall mean liens and other encumbrances (other than Permitted Exceptions) which Seller has knowingly and intentionally suffered or allowed to be placed on the Property, including, without limitation, mortgages and mechanics’ liens which arise from work performed by or on behalf of Seller, judgments, federal, state and municipal tax liens, but shall expressly exclude mechanics’ liens which arise from work performed by or on behalf of Tenant (as hereinafter defined) or judgments, federal, state and municipal tax liens arising out of any act or failure to act by the Tenant. If the Title Company is not willing to insure title as set forth above, Seller may cause title to be insured by any other reputable title insurer licensed to do business in the state where the Property is located, and Purchaser shall pay the premium for such coverage at standard rates.

(c) If, at the Closing, Seller fails or is unable to convey to Purchaser title to the Property subject to and in accordance with the provisions of this Agreement, Seller shall be entitled, upon written notice delivered to Purchaser, to reasonable adjournments of the Closing Date one or more times, which in no event shall such adjournment be a date later than November 30, 2015, to enable Seller to convey such title. If Seller does not so elect to adjourn the Closing, or if Seller has adjourned the Closing Date for the additional periods as set forth above and is unable to convey title subject to and in accordance with the provisions of this Agreement, Purchaser may, in its sole discretion, (i) terminate this Agreement by providing written notice to Seller (a “Termination Notice”); or (ii) waive such objections or defects and proceed to Closing without any abatement or reduction in the Purchase Price, or any credit or allowance of any kind, or any claim or right of action against Seller for damages or otherwise. If Purchaser timely delivers the Termination Notice to Seller, this Agreement shall terminate and, except as otherwise expressly provided herein to the contrary, neither party shall have any further rights or obligations hereunder, except for such matters as are set forth in this Agreement to survive Closing or the earlier termination of this Agreement.

(d) Upon any termination of this Agreement pursuant to this Section 3, Purchaser shall be entitled only to a return of the Deposit, and Seller shall have no obligation or liability to Purchaser for any damages that Purchaser may have sustained by reason of Seller’s inability to convey title in accordance with the terms and conditions of this Agreement. No action taken by Seller shall be an admission that Seller is unable to convey title to the Property in accordance with the terms and conditions of this Agreement. Except as set forth in Section 3(b) of this Agreement, Seller shall not be required to take or bring any action or proceeding or any other steps to satisfy any condition hereunder, or to remove any defect in or objection to title, or to expend any moneys therefor, nor shall Purchaser have any right of action against Seller therefor, at law or in equity, for damages for Seller’s inability to convey title in accordance with the terms of this Agreement.

(e) The Property is sold and shall be conveyed subject to the following (the “Permitted Exceptions”):

(i) the lien of current and future real estate taxes and assessments;

(ii) easements, covenants and restrictions of record that were either (1) heretofore agreed to by Purchaser or any subsidiary or affiliate of Purchaser, or (2) which do not (x) prohibit the present structure or the continuing use and occupancy of the present structure (y) render title to the Property uninsurable at regular rates without the payment of additional premiums; or (z) impose any financial obligation upon Purchaser.

(iii) all building setback lines, public utility easements, notices, dedications and other information and matters set forth upon any instrument, survey or recorded plat applicable to the Parcel which are not listed in any Title Objections Notices, other than any matter excepted in the Existing Lease or in the Title Policies (as hereinafter defined);

(iv) any possible charges or liens for water and sewer service, and/or connection charges levied by any governmental agency or public utility payable subsequent to date of Closing;

(v) all building, subdivision, zoning or other ordinance, rule or regulation of the state where the Parcel is located or any political subdivision thereof affecting the Parcel;

(vi) any prior mineral reservation, conveyance or lease of record be the same oil, gas, coal or other minerals of whatsoever kind or nature; provided, however, Seller shall convey to Purchaser all of Seller’s right, title and interest in the mineral estate;

(vii) any state of facts which would be shown on or by an accurate current survey of the Property, and such state of facts personal inspections of the Property may reveal;

(viii) standard conditions and exceptions to title contained in the form of a title policy or “marked-up” title commitment employed by the Title Company;

(ix) the Permitted Encumbrances set forth in the Existing Lease;

(x) the exceptions identified in Schedule B of the owner’s policy issued by Chicago Title Insurance Company under Policy No. 24161-46 (“Title Policy No. 1”);

(xi) the exceptions identified in Schedule B of the owner’s policy issued by Chicago Title Insurance Company under Policy No. 24161-10 (“Title Policy No. 2”);

(xii) the exceptions identified in Schedule B of the owner’s policy issued by Chicago Title Insurance Company under Policy No. 24161-57 (“Title Policy No. 3”);

(xiii) the exceptions identified in Schedule B of the owner’s policy issued by Chicago Title Insurance Company under Policy No. 397841 (“Title Policy No. 4”);

(xiv) the exceptions identified in Schedule B of the owner’s policy issued by Chicago Title Insurance Company under Policy No. 24161-11 (“Title Policy No. 5”); and

(xiv) the exceptions identified in Schedule B of the owner’s policy issued by Chicago Title Insurance Company under Policy No. 510475 (“Title Policy No. 6”; together with Title Policy No. 1, Title Policy No. 2, Title Policy No. 3, Title Policy No. 4 and Title Policy No. 5, hereinafter referred to as the “Title Policies”).

4. ONB LEASE TERMINATION. As a condition to Closing, the parties agree they shall, at Closing, enter into a lease termination agreement (“Lease Termination Agreement”) which (a) terminates of record the existing Master Lease Agreement dated September 19, 2007 between Purchaser, as tenant (“Tenant”), and Seller, as landlord (as amended or supplemented from time to time, the “Existing Lease”); and (b) termination of a Lease Guaranty of Old National Bancorp dated September 19, 2007.

5. CLOSING DOCUMENTS.

(a) At the Closing, Seller shall deliver, or cause to be duly executed, acknowledged (if required) and delivered, to the Title Company the following with respect to the Parcels being sold by Seller pursuant hereto:

(i) A special or limited warranty deed containing a legal description of the Parcel being sold as set forth in Purchaser’s title commitment (“Title Commitment”) subject only to the Permitted Exceptions. If there is any discrepancy between the legal description in the Title Commitment and on the Schedules attached hereto, Seller agrees to convey such Parcel using the legal description from the Title Commitment provided that, in such case, Seller is held harmless by the Title Company for any claim or liability arising out of the use of a revised legal description;

(ii) A standard form vendor’s affidavit signed by Seller containing such statements of fact by Seller or to Seller’s actual knowledge, relating to acts taken by Seller or any affiliate of Seller with respect to the Property, as may be reasonably required by the Title Company for Purchaser to obtain the Title Policy for the Parcels containing no exceptions except the Permitted Exceptions and otherwise sufficient for the Title Company to provide “gap” coverage.

(iii) The Lease Termination Agreement in the form annexed hereto as Exhibit “C” executed by Seller;

(iv) With respect to the Parcel in Indiana, a sales disclosure form;

(v) With respect to each Parcel in Kentucky, a consideration certificate;

(vi) A non-foreign affidavit within the meaning of Section 1445 of the Internal Revenue Code and Regulations promulgated therewith;

(vii) Evidence, which is reasonably satisfactory to the Title Company, (a) authorizing the sale of the Property by Seller; and (b) authorizing the execution, delivery and performance of all documents contemplated hereby by Seller that is a record owner of the respective Parcel;

(viii) A certificate stating that all representations, warranties and covenants of Seller set forth herein remain true and correct in all material respects at and as of the Closing; and

(ix) All other agreements, documents or instruments required under the terms of this Agreement to be executed and/or delivered by Seller or reasonably necessary to effectuate the transaction contemplated hereunder, provided such documents are consistent with Seller’s express obligations under this Agreement.

Prior to the Closing Date, risk of loss shall be borne between Landlord and Tenant as more fully set forth in the Existing Lease for each Parcel. This provision shall supersede any contrary provision of applicable law.

(b) At the Closing, the Purchaser shall deliver, or cause to be duly executed, acknowledged (if required) and delivered, to the Title Company, the following:

(i) Cash or other immediately available funds for (x) the Purchase Price payable at Closing (subject to application of the Deposit in accordance with the terms of this Agreement) for the Parcels in accordance with Section 2 hereof, and (y) for the payment of all other sums due from Purchaser in accordance with this Agreement;

(ii) With respect to each Parcel in Indiana, a sales disclosure document as required by Indiana law;

(iii) With respect to each Parcel in Kentucky, a consideration certificate;

(iv) The Lease Termination Agreement executed by Purchaser;

(v) Evidence which is reasonably acceptable to Seller and the Title Company authorizing the purchase of the Property by Purchaser; and

(vi) Such other certificates, instruments, papers or documents as Seller may reasonably request.

6. REPRESENTATIONS AND WARRANTIES OF THE SELLER. Seller represents, warrants to Purchaser as follows:

(a) Seller is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware and, if required, authorized to transact business in the State of Indiana and Commonwealth of Kentucky;

(b) This Agreement and all instruments required hereby to be executed and delivered to Purchaser by Seller are, or when delivered will be, the legal, valid and binding obligations of such Seller;

(c) Seller has full power and authority to execute and deliver this Agreement and all related documents and to carry out the transactions contemplated herein, and this Agreement and all instruments and documents delivered pursuant hereto at the Closing shall be valid and binding documents enforceable against such Seller in accordance with their respective terms;

(d) The execution of this Agreement and the consummation of the transactions contemplated herein do not conflict with or violate any provision of any agreement, instrument, law or regulation to which Seller is a party or by which Seller or Seller’s property is bound;

(e) No other approval or authorization of this Agreement or any other agreements to be entered into in connection with the transactions contemplated hereby are required by law or otherwise in order to make this Agreement or any other agreements entered into in connection with the transactions contemplated herein binding upon Seller;

(f) To the best of Seller’s knowledge, Seller is the owner of and has insurable title to the Property, subject only to the Permitted Exceptions;

(g) To the best of Seller’s knowledge, there are no judgments existing, nor suits, actions or proceedings pending or threatened in any court which have any material impact against Seller or the Property; and

(h) Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code and the Regulations promulgated in connection therewith, and is, therefore, exempt from withholding requirements of said Section.

When used in this Agreement or in any certificate or other document delivered pursuant hereto, the phrase “to Seller’s knowledge,”, “to the best of Seller’s knowledge” or derivations thereof shall be construed to mean the current, actual knowledge of Howard Kadish without any obligation to make investigation or inquiry regarding the Property, and without obligation to make any investigation of the files, documents or studies in the possession of other persons, and shall not include any knowledge which may be imputed to Seller or of any other person. Purchaser acknowledges that the individual named above are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Purchaser. Purchaser covenants that it will bring no action of any kind against such individuals, related to or arising out of these representations and warranties.

7. COVENANTS OF SELLER. To and including the Closing, Seller hereby covenants and agrees to the following with respect to the Property being sold by Seller:

(a) Seller shall not commit any physical waste of the Property; and

(b) Seller shall furnish to Purchaser and its representatives all information in its possession concerning the Property which Purchaser may reasonably request.

8. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser represents and warrants to Seller as follows:

(a) Purchaser is a national banking association organized and existing under the laws of the United States of America;

(b) This Agreement and all other instruments required hereby to be executed and delivered to Seller by Purchaser are, or when delivered will be, the legal, valid and binding obligations of the Purchaser;

(c) Purchaser has full power and authority to execute and deliver this Agreement and all related documents and to carry out the transactions contemplated herein, and this Agreement and all instruments and documents delivered pursuant hereto at the Closing shall be valid and binding documents enforceable against Purchaser in accordance with their respective terms.

(d) The execution of this Agreement and the consummation of the transactions contemplated herein do not conflict with or violate any provision of any agreement, instrument, law or regulation to which Purchaser is a party or by which it or its property is bound. No other approval or authorization of this Agreement or any other agreements to be entered into in connection with the transactions contemplated hereby are required by law or otherwise in order to make this Agreement or any other agreements entered into in connection with the transactions contemplated herein binding upon Purchaser. This Agreement and all other instruments required hereby to be executed and delivered to Seller by Purchaser are, or when delivered shall be, legal, valid and binding instruments of Purchaser; and

(e) In the event that the transactions contemplated herein should not close, Purchaser shall return to Seller all documents, papers and copies of documents delivered to or obtained from Seller prior to Closing.

9. COVENANTS OF PURCHASER. Purchaser hereby covenants and agrees that until the Closing Date, Purchaser shall comply with all of its obligations as to Tenant under the Existing Lease.

10. CONTINGENCIES TO CLOSING - PURCHASER. Purchaser’s obligations to proceed to Closing shall be conditioned upon and subject to the following contingencies hereinafter set forth in this Section 10; provided, however, Purchaser may unconditionally waive any one or more of the following contingencies set forth in this Section 10:

(a) The material representations and warranties of Seller contained herein shall be true and correct as of the Closing Date as if such representations and warranties were then made again.

(b) Seller shall comply with, fulfill and perform each of the material covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder.

(c) The Title Company shall have issued to Purchaser an ALTA Form 2006 owner’s policy of title insurance (or its equivalent) on each Parcel, insuring title to such Parcel to be in the name of Purchaser as set forth herein subject to the payment of the applicable title insurance premium and other related charges by Purchaser. Each owner’s fee policy shall be in an amount equal to the Purchaser Price (as the same may be increased or decreased in accordance with Section 1 hereof) for such Parcel and containing only Permitted Exceptions or, in the alternative, an irrevocable commitment for the issuance thereof showing that all requirements have been satisfied. If the Title Company fails or refuses to issue such title insurance policy, Seller shall have the right to designate an alternate reputable title insurance company to insure Purchaser’s title to the Property at standard title rates, which shall be paid by Purchaser.

(d) Purchaser shall have acquired, or simultaneously with the Closing of this transaction will have acquired, in accordance with that certain purchase and sale agreement by and among ONB CTL Portfolio Landlord #4, LLC, as seller, and Old National Bank, as purchaser, executed contemporaneously herewith, (the #4 Agreement) for the purchase and sale of the property located at One DCB Plaza, Jasper, IN, 5124 Pearl Drive, Evansville, IN, 385 S. Main, Zionsville, IN, 1215 Southtown Blvd., Owensboro, KY, 219 S. Scatterfield, Anderson, IN (collectively, the “#4 Parcels”; together with the Parcels, collectively, hereinafter referred to as the “Combined Parcels”). Any default by Purchaser under this Agreement shall be deemed a default by Purchaser under the #4 Agreement and any default by Purchaser under the #4 Agreement shall be deemed a default by Purchaser under this Agreement. Any default by Seller under this Agreement shall be deemed a default by Seller under the #4 Agreement and any default by Seller under the #4 Agreement shall be deemed a default by Seller under this Agreement. Any termination of this Agreement shall be deemed a termination of the #4 Agreement, and any termination of the #4 Agreement shall be deemed a termination of this Agreement.

(e) Purchaser shall, at Purchaser’s sole cost and expense, obtain an appraisal of the Combined Parcels (including all buildings and improvements thereon), by a duly licensed real estate appraiser having an MAI designation (“Appraiser”) no later than October 30, 2015. Purchaser shall promptly following receipt of the appraisal furnish a complete copy of such appraisal to Seller. If the appraisal of the eleven Combined Parcels as determined by the Appraiser is less than SIXTY-ONE MILLION FIFTY THOUSAND ($61,050,000.00) DOLLARS or if the useful life of the building located on a Parcel is less than 39.5 years (excluding for this purpose, however, the building on the Parcel located at One DCB Plaza, Jasper IN, which may have a useful life of at least 20 years), Purchaser shall have a one-time right to terminate this Agreement by giving Seller notice of termination to be received by Seller no later than the close of business (Eastern Standard Time) on November 2, 2015, whereupon this Agreement shall be considered terminated and neither party shall have any further rights or obligations hereunder except as expressly set forth herein.

(f) The Existing Lease shall have been terminated.

If Purchaser timely provides a Termination Notice to Seller pursuant to the provisions of this section, the Deposit shall be refunded to Purchaser whereupon this Agreement shall terminate and except as expressly provided herein, neither party shall have any further right or obligation hereunder.

If Purchaser shall fail to give to Seller a Termination Notice, or if Purchaser waives the contingencies to Closing, in writing, this Agreement shall continue in full force and effect and Purchaser shall be deemed to have accepted the condition of the Property and all matters related thereto and have waived any and all right to make objections to the condition of the Property.

11. CONTINGENCIES TO CLOSING - SELLER. The obligations of Seller hereunder shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions precedent; provided, however, that Seller may conditionally or unconditionally waive any one or more of such conditions:

(a) All of the documents and instruments delivered by Purchaser to the Title Company pursuant to the terms and conditions hereof shall have been delivered within the time specified herein and shall be in a form and substance reasonably satisfactory to Seller;

(b) The representations, warranties and covenants of Purchaser contained herein or any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true and correct on the Closing Date as though such representations and warranties were then made again on the Closing Date;

(c) Purchaser shall comply with, fulfill and perform each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

(d) Purchaser shall have complied with all obligations under the Existing Lease, including, but not limited to, the payment of rent due thereunder.

(e) To facilitate Seller’s defeasance of the Existing Mortgages encumbering the Parcels, Purchaser shall no later than three (3) business days before the Closing Date deliver to the Title Company the Purchase Price, less the Deposit that is applied to the Purchase Price in immediate, same-day U.S. federal funds wired for credit into the Title Company’s escrow account, which funds must be delivered in a manner to permit the Title Company to deliver good funds to Seller or its designee on the Closing Date. Purchaser shall execute such additional documents and take such additional acts as may be reasonably required to cooperate with and complete Seller’s mortgage defeasance.

If any of the foregoing contingencies in this Section 11 have not been satisfied at or prior to the time of Closing, Seller may terminate this Agreement by providing a Termination Notice to Purchaser, whereupon this Agreement shall terminate, Seller shall be entitled, to retain the Deposit as and for liquidated damages, and Purchaser shall be released from any further liability to Seller hereunder, except that such provisions contained herein as otherwise expressly survive termination of this Agreement shall survive.

12. TAXES/RENTS. There shall be no prorations of any rent, additional rent (however denominated in the Existing Lease) or real estate, intangible, personal property or other taxes or assessments for the Property (the “Taxes”). Purchaser shall pay all Taxes which have been assessed against the Property.

13. DAMAGE OR DESTRUCTION; CONDEMNATION. The parties agree and acknowledge that the risk of loss in connection with (i) any damage or destruction, in whole or part, that may occur to any Parcel, or (ii) any proceedings to take or condemn the whole or part of any such Parcel for public or quasi-public use under any statute, or by the right of eminent domain, whether commenced or threatened, prior to the Closing, shall be determined in accordance with the provisions of Section 13 of the Existing Lease. To the extent that the Existing Lease is terminated with respect to any Parcel and Seller, in its capacity as landlord, is in receipt of the Termination Fee (as such term is defined in the Existing Lease) or such other consideration as provided in Section 13 of the Existing Lease, then, in such case, such Parcel shall be removed from this transaction and the Purchase Price shall be reduced by the lesser of (1) the Termination Fee or such other consideration received by Seller, or (2) the amount of the Purchase Price allocated to such Parcel as shown on Exhibit A. In the event that the amount of the Termination Fee or such other consideration received by Seller is less than the amount of the Purchase Price allocated to such Parcel as shown on Exhibit A, then the Purchase Price, as reduced by the amount of the Termination Fee or such other consideration received by Seller, shall be reallocated among the remaining Parcels to reflect such values as reasonably determined by Purchaser, provided that the sum of the values determined by such reallocation shall not be less than the Purchase Price as reduced in accordance with the provisions of this Section 13. If, following the occurrence of any event described in (i) or (ii) above of this Section 13 in which the Existing Lease is terminated, no Termination Fee or other consideration is received by Seller in connection with such termination, then, in such case, such Parcel shall not be removed from this transaction and the Purchase Price shall remain as set forth in Section 1 of this Agreement and Landlord shall assign to Purchaser all rights it may have to receive the proceeds of condemnation or insurance proceeds payable with respect to any such casualty.

14. AS IS CONDITION.

Except for any representations or warranties provided by the Seller as set forth herein and any warranties of title contained in any of the deeds or the Lease Termination Agreement executed and delivered by Seller at Closing (the “Seller’s Warranties”), this sale is made and will be made without representation, covenant or warranty of any kind (whether express or implied) by Seller and Purchaser accepts the Property in its “AS IS” and “WHERE IS” condition with all faults and without any representation or warranty, all of which Seller hereby expressly disclaims, except for Seller’s Warranties. Seller makes no warranty or representation as to the fitness of the Property for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, environmental conditions, absence of faults, flooding or compliance with laws and regulations, including, without limitation, those relating to health, safety and the environment. Purchaser acknowledges that Purchaser has entered into this Agreement as the Tenant in sole and exclusive possession of the Property and with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance and other legal conditions of the Property and that, other than Seller’s Warranties, Purchaser is not relying and will not later rely upon any representation and warranties made by Seller or anyone acting or claiming to act under Seller’s behalf pertaining to the Property. Seller makes no warranty with respect to the presence of Hazardous Materials (as hereinafter defined) on, above or beneath the Property (or any parcel in proximity thereto) or in any water on or under the Property. Purchaser’s closing hereunder shall be deemed to constitute an express waiver of Purchaser’s right to cause Seller to be joined in any action brought under any Environmental Laws (as hereinafter defined). The term “Hazardous Materials” shall mean (a) those substances included within the definitions of any one or more of the terms “hazardous materials,” “hazardous wastes,” “hazardous substances,” “industrial wastes,” and “toxic pollutants,” as such terms are defined under the Environmental Laws, or any of them, (b) petroleum and petroleum products, including, without limitation, crude oil and any fractions thereof, (c) natural gas, synthetic gas and any mixtures thereof, (d) asbestos and or any material which contains any hydrated mineral silicate, including, without limitation, chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable, (e) polychlorinated biphenyl (“PCBs”) or PCB-containing materials or fluids, (f) radon, (g) any other hazardous or radioactive substance, material, pollutant, contaminant or waste, and (h) any other substance with respect to which any Environmental Law or governmental authority requires environmental investigation, monitoring or remediation. The term “Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, in each case as amended or supplemented from time to time, including, without limitation, all applicable judicial or administrative orders, applicable consent decrees and binding judgments relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface, water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601, et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. §§ 1801, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. §§ 136, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S. §§ 6901, et seq.) (“RCRA”), the Toxic Substance Control Act, as amended (42 U.S.C. §§ 7401, et seq.), the Clean Air Act, as amended (42 U.S.C. §§ 7401, et seq.), the Federal Water Pollution Control Act, as amended

(33 U.S.C. §§ 1251, et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. §§ 651, et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. §§ 300f, et seq.), any state or local environmental law or counterpart or equivalent of any of the foregoing, and any Federal, state or local transfer of ownership notification or approval statutes. The provisions of this Section 14 shall survive the Closing and shall not be merged into any documents executed and delivered at Closing.

Purchaser hereby waives, releases, acquits, and forever discharges Seller, its officers, directors, shareholders, partners, employees or agents, or any other person acting on behalf of Seller, of and from any and all from all loss, liability, cost and expenses, including without limitation, attorney’s fees and amounts paid in settlement, arising out of or in connection with any and all claims, actions, causes of action, demands, rights, damages, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Purchaser now has or may have or which may arise in the future on account of or in any way arising out of or in connection with any Hazardous Materials on, in, under, from, or affecting or otherwise resulting from operations or activities on the Property, or any Environmental Laws. To the fullest extent permitted by law, Purchaser waives any and all rights and benefits which it may have by virtue of any Federal, state or local law or regulation to receive any disclosures, statements, materials or other information from Seller in connection with this sale or the Property. Purchaser is the Tenant in the property and an experienced and sophisticated real estate investor, is represented by counsel, and counsel explained to Purchaser the consequences of the foregoing waiver. Purchaser acknowledges and agrees that the waivers, releases, and other provisions contained in this Section 14 are a material factor in Seller’s acceptance of the Purchase Price and that Seller is unwilling to sell the Property to Purchaser unless Seller is released as expressly set forth above. Purchaser has fully reviewed the disclaimers, releases and waivers set forth in this Agreement, and understand and accepts the significance and effect thereof.

15. DEFAULT.

(a) If Purchaser shall default in the performance of Purchaser’s obligations under this Agreement (a “Purchaser Default”), Seller’s sole and exclusive remedy shall be, and Seller shall be entitled, to retain the Deposit as and for full and complete liquidated and agreed damages for Purchaser’s default, and Purchaser shall be released from any further liability to Seller hereunder, except that such provisions contained herein as otherwise expressly survive termination of this Agreement shall survive. SELLER AND PURCHASER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER UPON A PURCHASER DEFAULT AND THAT THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER UPON A PURCHASER DEFAULT. SUCH LIQUIDATED AND AGREED DAMAGES ARE NOT INTENDED AS FORFEITURE OR A PENALTY WITHIN THE MEANING OF APPLICABLE LAW.

(b) Except as set forth in Section 19 hereof, Seller shall not be liable for any damages in the event of any breach of the Agreement. The foregoing shall not prevent Purchaser from maintaining an action for specific performance for the conveyance of title or for a return of the Deposit in accordance with this Agreement.

(c) In no event shall Seller or Purchaser be liable for consequential damages or extraordinary damages, whether foreseeable or unknown, proximate or remote, whatever the nature of a breach by such party of its obligations, representations, warranties, covenants and indemnifications (irrespective of how the same may be denominated) under, in connection with or arising out of this Agreement, and each party hereby waives all claims for any such damages.

(d) This Section 15 shall survive Closing and the termination of this Agreement.

16. BROKERS. Except for Cory Mills of Woodward Commercial Realty (the “Broker”), each of the parties represents and warrants to the other that neither party dealt with, negotiated through or communicated with any other broker in connection with the transactions contemplated hereby. Each party shall indemnify, defend and hold harmless the other party from and against any and all claims, loss, costs and expenses, including reasonable counsel fees, resulting from any claims that may be made against such party by any broker (other than Broker) claiming a commission by, through or under the other party. Seller shall be liable for the commission due Broker at Closing which is in the amount of Five Hundred Forty-three Thousand Eight Hundred Ninety-six Dollars ($543,896.00).

17. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements and understandings between the parties hereto respecting such matters. This Agreement may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. Except for the Broker’s right to a commission as set forth in Section 16 hereof, the parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. The provisions of this Section 17 shall survive the Closing.

18. TIME OF ESSENCE. Time is of the essence of this Agreement.

19. ATTORNEY FEES. If any party obtains a judgment against the other party by reason of breach of this Agreement, reasonable attorney fees as fixed by the Court shall be included in such judgment.

20. GENDER AND NUMBER. Whenever the singular or plural number, masculine, feminine or neuter gender is used herein, it shall equally include the other.

21. SUCCESSORS AND ASSIGNS. Purchaser shall not assign or transfer their rights or obligations under this Agreement without the prior written consent of Seller first obtained. Notwithstanding the foregoing, upon written notice to Seller the rights and obligations of Purchaser under this Agreement may be assigned to an entity principally owned by Purchaser. In any assignment which may be made by Purchaser of its rights and obligations under this Agreement, Purchaser shall remain primarily liable under this Agreement, and a copy of the assignment and assumption together with the notice of assignment shall be delivered to Seller not less than five (5) days prior to the Closing Date. The term “principally owned by” shall mean the legal and beneficial ownership of not less than fifty-one (51%) percent of the purchasing entity.

22. SEVERABILITY. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions and this instrument shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein. Each provision of this Agreement, except as otherwise herein or therein provided, shall be valid and enforced to the fullest extent permitted by law.

23. COOPERATION. The parties agree, both before and after Closing, to cooperate in carrying out the terms of this Agreement and the agreements and documents executed in connection therewith, including the execution and delivery of such further instruments and documents as may reasonably be requested in order to more effectively carry out the terms and conditions of this Agreement.

24. NOTICES. All notices given or delivered under this Agreement shall be in writing and shall be validly given when hand delivered or sent by a courier or express service guaranteeing overnight delivery or by e-mail or telecopy, with the original being promptly sent as otherwise provided above, addressed as follows:

If to Purchaser:	Old National Bank One Main Street, Mail Stop ONP-007B Evansville, IN 47708 ATTENTION: Douglas C. Gregurich Facsimile: (812) 461-9033 E-mail: doug.gregurich@oldnational.com

with copy to:	Marco L. DeLucio, Esq. Ziemer, Stayman, Weitzel & Shoulders, LLP P.O. Box 916 Evansville, IN 47706-0916 Facsimile: (812) 421-5089 E-mail: mdelucio@zsws.com

If to Seller:

ONB CTL Portfolio Landlord #2, LLC

c/o Five Old NB Trust

c/o Lawrence Kadish Real Estate

135 Jericho Turnpike

Old Westbury, NY 11568

ATTENTION: Lawrence Kadish, President

Facsimile: (516) 334-9730

E-mail: lawrencekadish@gmail.com

with copy to:	Ben Weinstock, Esq. Ruskin Moscou Faltischek, P.C. East Tower, 15th Floor 1425 RXR Plaza Uniondale, NY 11556-1425 Facsimile: 516-663-6755 E-mail: bweinstock@rmfpc.com

Each address given is subject to the right of either party to designate a different address for itself by notice similarly given. Notices given by facsimile/telecopy or e-mail shall be deemed delivered on the day such notices are sent. Notices given by any other means described herein shall be deemed delivered on the day after such notices are sent.

25. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the state where the Parcel is located.

26. CERTIFICATION AS TO NON-FOREIGN STATUS. To inform the Purchaser that withholding tax is not required under Section 1445 of the Internal Revenue Code and under penalties of perjury, Seller certifies that Seller is not a non-resident alien or foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined by the Internal Revenue Code or regulations promulgated thereunder and that Seller’s Federal Identification Number is:                     . Seller understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made could be punished by fines, imprisonment or both.

27. NEGOTIATED AGREEMENT. This Agreement constitutes the result of negotiations between the parties relating to the matters set forth herein and, as such, no party shall be deemed to be the drafter of this Agreement. The language of all parts of the Agreement shall, in all cases, be construed as a whole, according to its fair meaning and not strictly for or against any party.

28. SECTION 1031 EXCHANGE. Notwithstanding any provision of this Agreement to the contrary, Seller and Purchaser each shall have the right to structure the sale and purchase of the Property as a like-kind exchange (the “Exchange”) for other real property of a like-kind to be designated by Seller and Purchaser (including the ability to transfer all or any portion of its rights under this Agreement to a qualified intermediary, an exchange accommodation title holder or one or more single member limited liability companies that are owned by any of the foregoing persons) in accordance with the provisions of Section 1031 of the Internal Revenue Code and the Treasury Regulations thereunder and IRS Revenue Procedure 2000-37. Seller and Purchaser shall each execute any and all documents requested by the other that are reasonably necessary to effect the Exchange and otherwise assist and cooperate with such party in effecting the Exchange, and the closing deliveries and mechanics set forth in this Agreement shall be adjusted to enable the Exchange to proceed in the manner reasonably required by Seller and/or Purchaser, provided, however, that nothing contained in this Section 28 shall be deemed to require either party to incur any additional fees, costs or expenses.

29. NO MERGER. The Existing Lease shall not merge in or to this Agreement and shall remain in full force and effect until the Closing. The Existing Lease shall be terminated at Closing.

30. CLOSING COSTS. Except as otherwise expressly provided to the contrary in this Agreement, Purchaser shall pay (a) all charges for recording and/or filing the deed and the Lease Termination Agreement and (b) all charges for Purchaser’s Title Policy and survey costs, and each of the parties hereto shall bear and pay the fees and disbursements of its own counsel, accountants and other advisors in connection with the negotiation and preparation of this Agreement and the Closing and Seller shall pay, at Closing, the commission due Broker, all recording fees and other charges in connection with the removal of objections to title (which are not Permitted Exceptions), including all costs in connection with the satisfaction of Seller’ mortgage. The parties shall split any fee charged by Escrow Agent for the holding of the Deposit or by the Title Company for conducting of the Closing. The provisions of this Article 30 shall survive the Closing.

31. MISCELLANEOUS.

(a) Neither the preparation and transmittal of this Agreement, nor any negotiation or modification of this Agreement with a prospective Purchaser, shall constitute an offer to sell and shall not be binding upon or enforceable against Seller and Purchaser unless and until the Agreement has been duly executed by Seller and Purchaser and delivered.

(b) Any failure by either party to insist upon the strict performance by the other of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, and each party, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the other party of any and all of the provisions of this Agreement to be performed by such party.

(c) The delivery of the deed by Seller, shall be deemed the full performance and discharge of every obligation, agreement or covenant on the part of Seller to be performed hereunder, except those obligations, agreements or covenants of Seller which are expressly stated in this Agreement to survive the Closing.

(d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. To facilitate execution of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, or by email pdf’s and all such signatures shall be deemed to be original signatures.

(f) The captions are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof.

[The balance of this page is intentionally left blank. Signatures follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

OLD NATIONAL BANK

By:
Douglas C. Gregurich, Senior Vice President, Tax and Real Estate

“Purchaser”

ONB CTL PORTFOLIO LANDLORD #2, LLC
By:	Six Old NB, LLC

By:
Lawrence Kadish, Managing Member

“Seller”

JOINDER BY ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Deposit required to be deposited under this Agreement and the interest earned thereto, in escrow, and shall disburse the Deposit, and the interest earned thereon, pursuant to the provisions of this Agreement.

Date executed by Escrow Agent	By:
Name:
, 2015	Title:

EXHIBIT “A”

TO PURCHASE AND SALE AGREEMENT

ONB PROPERTY LIST

Banking Center Name	Address	Purchase Price[1]	Legal Description
Indianapolis – 96th & Gray	4805 E. 96th Street Indianapolis, IN 46240	$4,894,805.00	See Schedule A-1
Mt. Vernon Main	402 Main Street Mt. Vernon, IN 47620-1844	$8,201,090.00	See Schedule A-2
Owensboro – West Parrish	3012 W. Parrish Owensboro, KY 4230-2695	$2,661,371.00	See Schedule A-3
Princeton	1703 W. Broadway Princeton, IN 47670-1091	$5,408,750.00	See Schedule A-4
Terre Haute – Northside Fin	1825 Lafayette Avenue Terre Haute, IN 47804-1422	$6,073,880.00	See Schedule A-5
Washington – East Side	311 SE 21st Street Washington, IN 47501-1758	$4,383,991.00	See Schedule A-6

1	Subject to adjustment as set forth in Sections 1 and 13.

SCHEDULE “A-1”

TO EXHIBIT A TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION FOR PROPERTY

4805 E. 96th Street

Indianapolis, IN

PARCEL I:

Part of the Northwest Quarter of Section Sixteen (16), Township Seventeen (17) North, Range Four (4) East, Washington Township, Marion County, Indiana, more particularly described as follows:

Commencing at the Northwest corner of Section Sixteen (16), Township Seventeen (17) North, Range Four (4) East; thence South 00 Degrees 00 Minutes 00 Seconds East (bearings are based on a survey by Evergreen Planners, Inc. dated November 19, 1996 and recorded as Instrument No. 970026435) a distance of Eighty and Fifty-eight Hundredths (80.58) feet to the Southern right-of-way line of 96th Street as defined in Instrument No. 97-64435; thence North 89 Degrees 41 Minutes 08 Seconds East a distance of Forty (40) feet along the Southern right-of-way line of 96th Street to the Eastern right-of-way line of River Ridge Road as defined in Instrument No. 97-98824 and Instrument No. 97-145287; thence South 00 Degrees 00 Minutes 00 Seconds East a distance of One Hundred Sixty-eight and Fifty-four Hundredths (168.54) feet along the Eastern right-of-way line of River Ridge Road; thence North 89 Degrees 41 Minutes 32 Seconds East a distance of One Hundred Seventy-seven and Seventeen Hundredths (177.17) feet; thence North 00 Degrees 00 Minutes 00 Seconds East a distance of Eleven and Sixty-four Hundredths (11.64) feet to the point of beginning; thence South 89 Degrees 41 Minutes 08 Seconds West a distance of Thirty-two and Fifty Hundredths (32.50) feet; thence North 00 Degrees 00 Minutes 00 Seconds East a distance of Thirty-three and Fifty Hundredths (33.50) feet; thence South 89 Degrees 41 Minutes 08 Seconds West a distance of Sixty-eight and Sixty-seven Hundredths (68.67) feet; thence North 00 Degrees 00 Minutes 00 Seconds East a distance of Eighty-one (81) feet; thence North 89 Degrees 41 Minutes 08 Seconds East a distance of One Hundred Eighteen and Fifty Hundredths (118.50) feet; thence South 00 Degrees 00 Minutes 00 Seconds East a distance of Eighty-one (81) feet; thence South 89 Degrees 41 Minutes 08 Seconds West a distance of Seventeen and Thirty-three Hundredths (17.33) feet; thence South 00 Degrees 00 Minutes 00 Seconds East a distance of Thirty-three and Fifty Hundredths (33.50) feet to the point of beginning, and said to contain .245 acres, more or less.

PARCEL II:

Non-exclusive perpetual easement for vehicular parking as granted in that certain Limited Warranty Deed recorded on October 21, 2003 as Instrument Number 2003-0224661 more particularly described as follows:

Part of the Northwest Quarter of Section Sixteen (16), Township Seventeen (17) North, Range Four (4) East, Washington Township, Marion County, Indiana, more particularly described as follows:

Commencing at the Northwest corner of Section Sixteen (16), Township Seventeen (17) North, Range Four (4) East; thence South 00 Degrees 00 Minutes 00 Seconds East (bearings are based on a survey by Evergreen Planners, Inc. dated November 19, 1996 and recorded as Instrument No. 970026435) a distance of Eighty and Fifty-eight Hundredths (80.58) feet to the Southern right-of-way line of 96th Street as defined in Instrument No. 97-64435, the following Four (4) courses are along the Southern right-of-way line of 96th Street as defined in said Instrument No. 97-64435;

1) thence North 89 Degrees 41 Minutes 08 Seconds East a distance of Forty (40) feet along the Southern right-of-way line of 96th Street to the Eastern right-of-way line of River Ridge Road as defined in Instrument No. 97-98824 and Instrument No. 97-145287 to the point of beginning.

2) thence North 89 Degrees 41 Minutes 08 Seconds East a distance of Eighty-one and Eighty-four Hundredths (81.84) feet;

3) thence North 78 Degrees 22 Minutes 32 Seconds East a distance of One Hundred One and Ninety-eight Hundredths (101.98) feet;

4) thence North 89 Degrees 41 Minutes 08 Seconds East a distance of One Hundred Thirty-one and Eighty-two Hundredths (131.82) feet; thence South 00 Degrees 18 Minutes 52 Seconds East a distance of Sixty and Eighty-seven Hundredths (60.87) feet; thence North 89 Degrees 41 Minutes 08 Seconds East a distance of Twenty-one and Thirty-one Hundredths (21.31) feet; thence South 00 Degrees 18 Minutes 52 Seconds East a distance of One Hundred Three and Twenty-one Hundredths (103.21) feet to a point of curvature to the right, said point lying North 89 Degrees 41 Minutes 08 Seconds East a distance of Twenty-four and Fifty Hundredths (24.50) feet from the radius point of said curve; thence Southwesterly a distance of Thirty-eight and Forty-eight Hundredths (38.48) feet along said curve to its point of tangency, said point lying South 00 Degrees 18 Minutes 52 Seconds East a distance of Twenty-four and Fifty Hundredths (24.50) feet from the radius point of said curve; thence South 89 Degrees 41 Minutes 32 Seconds West a distance of Three Hundred Eleven and Forty Hundredths (311.40) feet to the Eastern right-of-way line of said River Ridge Road; thence North 00 Degrees 00 Minutes 00 Seconds West a distance of One Hundred Sixty-eight and Fifty-four Hundredths (168.54) feet along the Eastern right-of-way line of River Ridge Road to the point of beginning, and said to contain 1.359 acres, more or less.

EXCEPT THEREFROM part of the Northwest Quarter of Section Sixteen (16), Township Seventeen (17) North, Range Four (4) East, Washington Township, Marion County, Indiana, more particularly described as follows:

Commencing at the Northwest corner of Section Sixteen (16), Township Seventeen (17) North, Range Four (4) East; thence South 00 Degrees 00 Minutes 00 Seconds East (bearings are based on a survey by Evergreen Planners, Inc. dated November 19, 1996 and recorded as Instrument No. 970026435) a distance of Eighty and Fifty-eight Hundredths (80.58) feet to the Southern right-of-way line of 96th Street as defined in Instrument No. 97-64435; thence North 89 Degrees 41 Minutes 08 Seconds East a distance of Forty (40) feet along the Southern right-of-way line of 96th Street to the Eastern right-of-way line of River Ridge Road as defined in Instrument No. 97-98824 and Instrument No. 97-145287; thence South 00 Degrees 00 Minutes 00 Seconds East a distance of One Hundred Sixty-eight and Fifty-four Hundredths (168.54) feet along the Eastern right-of-way line of River Ridge Road; thence North 89 Degrees 41 Minutes 32 Seconds East a distance of One Hundred Seventy-seven and Seventeen Hundredths (177.17) feet; thence North 00 Degrees 00 Minutes 00 Seconds East a distance of Eleven and Sixty-four Hundredths (11.64) feet to the point of beginning; thence South 89 Degrees 41 Minutes 08 Seconds West a distance of Thirty-two and Fifty Hundredths (32.50) feet; thence North 00 Degrees 00 Minutes 00 Seconds East a distance of Thirty-three and Fifty Hundredths (33.50) feet; thence South 89 Degrees 41 Minutes 08 Seconds West a distance of Sixty-eight and Sixty-seven Hundredths (68.67) feet; thence North 00 Degrees 00 Minutes 00 Seconds East a distance of Eighty-one (81) feet; thence North 89 Degrees 41 Minutes 08 Seconds East a distance of One Hundred Eighteen and Fifty Hundredths (118.50) feet; thence South 00 Degrees 00 Minutes 00 Seconds East a distance of Eighty-one (81) feet; thence South 89 Degrees 41 Minutes 08 Seconds West a distance of Seventeen and Thirty-three Hundredths (17.33) feet; thence South 00 Degrees 00 Minutes 00 Seconds East a distance of Thirty-three and Fifty Hundredths (33.50) feet to the point of beginning, and said to contain 0.245 acres, more or less.

PARCEL III:

Those non-exclusive easements as created by Declaration of Easements and Restrictive Covenants dated July 11, 2002 and recorded July 16, 2002 as Instrument No. 2002-133497.

NOTE: All references to recorded documents are contained in the Office of the Recorder of Marion County, Indiana.

SCHEDULE “A-2”

TO EXHIBIT A TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION FOR PROPERTY

402 Main Street

Mt. Vernon, IN

PARCEL A:

Part of Lot Ninety-eight (98) in Williams Part to the City of Mt. Vernon, Posey County, Indiana, described as follows:

Beginning at the Northwest corner of Lot Ninety-eight (98) in Williams Part to the City of Mt. Vernon, Indiana; thence South along the East line of Main Street a distance of Twenty-nine (29) feet and Six and One-Half (6 1/2) inches or thereby to the center of a wall, which wall is the North wall of a garage located on said above mentioned lot; thence Eastwardly parallel with the North line of said lot to the West line of an alley running North and South between Main and Walnut Streets, in said City; thence running North parallel to the East line of Main Street a distance of Twenty-nine (29) feet and Six and One-Half (6 1/2) inches or thereby, to the North line of said lot; thence Westwardly along the South line of Fifth Street to the place of beginning.

PARCEL B:

Lot Ninety-seven (97) in Williams Part to the City of Mt. Vernon, Posey County, Indiana.

Also, part of Lot Ninety-eight (98) in Williams Part to the City of Mt. Vernon, Posey County, Indiana, described as follows:

Beginning at a point, which point is a distance of Twenty-nine (29) feet and Six and One-Half (6 1/2) inches South of the Northwest corner of said Lot Ninety-eight (98), and along the West line of said lot; thence South a distance of Forty-one (41) feet and Five and One-Half (5 1/2) inches or thereby, to the Northwest corner of Lot Ninety-seven (97) in Williams Part to the City of Mt. Vernon, Indiana; thence Eastwardly parallel with the North line of said Lot Ninety-eight (98) to the West line of an alley running North and South between Main and Walnut Streets in the City of Mt. Vernon; thence running North, parallel with the East line of Main Street a distance of Forty-one (41) feet and Five and One-Half (5 1/2) inches; thence Westwardly parallel with the North line of said Lot Ninety-eight (98) to the place of beginning.

ALSO, Forty-five (45) feet off the West end of Lot One Hundred (100) in Williams Part of the City of Mt. Vernon, Posey County, Indiana.

PARCEL C:

Lot Ninety-six (96) in Williams Addition to the City of Mt. Vernon, Posey County, Indiana.

PARCEL D:

Beginning at the Southeast corner of Lot Ninety-five (95) in William’s Original Addition to the City of Mt. Vernon, Posey County, Indiana, said point being on the West edge of an alley running between Main and Walnut Streets and said point also being on the North line of Fourth Street in said City of Mt. Vernon; thence in a Northwestwardly direction a distance of Seventy (70) feet to the Northeast corner of Lot Ninety-five (95) in said William’s Addition; thence in a Southwestwardly direction along and upon the North line of said Lot Ninety-five (95), a distance of Seventeen and Seventy-three Hundredths (17.73) feet to a point; thence in a Southeastwardly direction a distance of Seventy (70) feet to a point on the South line of Lot Ninety-five (95), said point also being on the North line of Fourth Street in said City; thence in a Northeastwardly direction along and upon the South line of said Lot Ninety-five (95), a distance of Seventeen and Seventy-three Hundredths (17.73) feet to the place of beginning.

PARCEL E:

Beginning a distance of Seventeen and One-Half (17 1/2) feet West of the Southeast corner of Lot Ninety-five (95) in Williams’ Part of the City of Mt. Vernon, Posey County, Indiana; thence West along the North line of Fourth Street, a distance of Seventeen and One-Half (17 1/2) feet; thence North parallel with the East line of Main Street in said City, a distance of Seventy (70) feet to the South line of Lot Ninety-six (96) in Williams’ Part of Mt. Vernon, Indiana; thence East along the South line of said last mentioned lot, a distance of Seventeen and One-Half (17 1/2) feet; thence South a distance of Seventy (70) feet to the place of beginning.

PARCEL F:

Beginning at a point on the South line of Lot Ninety-five (95) in William’s Original Addition to the City of Mt. Vernon, Posey County, Indiana, a distance of Thirty-five and Sixty-five Hundredths (35.65) feet Southwestwardly of the Southeast corner of said lot, said point also being on the North line of Fourth Street in said City; thence in a Northwestwardly direction a distance of Seventy (70) feet to a point on the North line of Lot Ninety-five (95); thence in a Southwestwardly direction, along and upon the North line of said Lot Ninety-five (95), a distance of Eighteen and Twelve Hundredths (18.12) feet to a point; thence in a Southeastwardly direction a distance of Seventy (70) feet to a point on the South line of said Lot Ninety-five (95), said point also being on the North line of Fourth Street; thence in a Northeastwardly direction along and upon the South line of said Lot Ninety-five (95), a distance of Eighteen and Twelve Hundredths (18.12) feet to the place of beginning.

PARCEL G:

The West Half of the East Half of Lot Ninety-five (95) in Williams’ Part of Mt. Vernon, Posey County, Indiana and more particularly described as follows:

Commencing at a point on the South line of said lot about a distance of Fifty-three (53) feet West of the Southeast corner of said lot; thence North parallel with the East line of said lot about a distance of Seventy (70) feet; thence at right angles West along the North line of said lot about a distance of Seventeen (17) feet; thence at right angles South on a line parallel with the East line of said lot which divides said lot into two equal parts about a distance of Seventy (70) feet; thence at right angles East on the South line of said lot about a distance of Seventeen (17) feet to the place of beginning.

PARCEL H:

The South Half of the West Half and the South Half of the West Half of the North Half of Lot Ninety-five (95) in Williams Part of the City of Mt. Vernon, Posey County, Indiana.

EXCEPT THEREFROM that part of the above-described real estate conveyed to the State of Indiana pursuant to a Warranty Deed dated August 24, 1995 and recorded October 11, 1995 in Deed Book 187, Page 108 in the Office of the Recorder of Posey County, Indiana, more particularly described as follows:

Beginning at the point of intersection of the Northerly right of way line of Fourth Street (S.R. 62) and the Easterly right of way line of Main Street (S.R. 69) and running along said Easterly line North 18 Degrees 00 Minutes West a distance of Forty and Thirty-nine Hundredths (40.39) feet; thence running Southeasterly along a circular curve to the left, having a radius of Forty-nine (49) feet and subtending a chord having a length of Forty-five and Thirty-eight Hundredths (45.38) feet and a bearing of South 45 Degrees 35 Minutes 04 Seconds East to a point on the Northerly right of way line of Fourth Street (S.R. 62); thence with said Northerly line South 71 Degrees 33 Minutes West a distance of Twenty-one and One Hundredth (21.01) feet, to the place of beginning.

PARCEL I:

The North Half of the North Half of the West Half of Lot Ninety-five (95) in William’s Part of the City of Mt. Vernon, Posey County, Indiana.

SCHEDULE “A-3”

TO EXHIBIT A TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION FOR PROPERTY

3012 W. Parrish

Owensboro, KY

Being all of Tract No. 8, containing 1.04 acres (more or less) as shown on plat of Division of Tract No. 6, 6-A, 7 & 8, Starlite Drive recorded in Plat Book 24, page 135, in the office of the Clerk of Daviess County, Kentucky.

As further described below:

BEGINNING on a T-pin set with cap stamped JDQ LS 3571 in the north line of the Starlite Public Access Easement, said point being the southwest corner of Tract No. 8 of the Starlite Development, corner to the Greenbelt Walking Trail; thence from the point of beginning and with the line of the Greenbelt Walking Trail North 12 degrees 57 minutes 49 seconds West 235.55 feet to a T-pin found with no cap in the south right of way line of KY 54; thence with the south right of way line of KY 54 North 71 Degrees 39 Minutes 18 Seconds East 149.36 feet to a T-pin set with cap stamped JDQ LS 3571; thence North 73 Degrees 19 minutes 27 Seconds East 42.80 feet to a T-pin found with cap stamped LS 2365; thence leaving KY 54 and with the east line of Tract No. 8 South 12 Degrees 57 Minutes 45 Seconds East 238.86 feet a T-pin found with cap stamped LS 2365 in the north line of Starlite Public Access Easement; thence with the north line of Starlite Public Access Easement South 73 Degrees 00 Minutes 27 Seconds West 191.82 feet to the point of beginning, containing 1.04 acres, more or less.

Being the same property conveyed to Farmers Bank, N.A., by Deed dated September 17, 1998, recorded in Deed Book 691, page 231, in the office of the Clerk of Daviess County, Kentucky.

TOGETHER WITH right of access over 24-foot public access easement adjacent to the above described Tract No. 8 as shown on the aforesaid plat recorded in Plat Book 24, page 135, said records; and

TOGETHER WITH non-exclusive easements over Shopping Center Common Areas for parking, pedestrian and vehicular passage and utility purposes all as more specifically described in Reciprocal Easement Agreement recorded in Deed Book 648, page 752, said records.

SCHEDULE “A-4”

TO EXHIBIT A TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION FOR PROPERTY

1703 W. Broadway

Princeton, IN

PARCEL I:

A Northwest part of the Northeast Quarter of the Southwest Quarter of Section Twelve (12), Township Two (2) South, Range Eleven (11) West, part in the City of Princeton, Indiana and part in Patoka Township, Gibson County, Indiana, more particularly described as follows:

Begin at the point where the Center Line of 2nd Avenue in Tower Heights Subdivision intersects the center line of State Road #64, which point is located a distance of One Tenth (.1) feet South from the Northeast corner of the Northeast Quarter, Southwest Quarter, of Section Twelve (12), Township Two (2) South, Range Eleven (11) West, a distance of Nine Hundred Thirty-two and Seventy-three Hundredths (932.73) feet, North 89 Degrees 42 Minutes West, along the Center Line of State Road #64, from the East line of said Quarter Quarter Section; and from said point of beginning, continue North 89 Degrees 42 Minutes West, on said State Road #64 Center line, a distance of Two Hundred Thirty-two and Sixty-six Hundredths (232.66) feet; thence bear South 01 Degree 01 Minute West, parallel to the East line of Broadview Subdivision, a distance of Fifty (50) feet East thereof, a distance of Fifty (50) feet to a 5/8 inch iron set in the South Fifty (50) foot right of way of State Road #64; thence continue South 01 Degree 01 Minute West along the same course, a distance of Two Hundred Thirty (230) feet; thence bear South 89 Degrees 42 Minutes East, parallel to the center line of State Road #64, a distance of Two Hundred Thirty-four and Fifty-six Hundredths (234.56) feet to the Center Line of 2nd Avenue of Tower Heights extended South; thence bear North 0 Degree 38 Minutes East, on said center line, a distance of Two Hundred Eighty (280) feet, to the point of beginning.

Subject to Fifty (50) feet off the North side of the above-described tract for State Road #64 right of way and subject to Thirty (30) feet off the East side of the above-described tract for the West Half of South 2nd Avenue reserved for dedication of a public road or street.

PARCEL II:

Part of the Northeast Quarter of the Southwest Quarter of Section Twelve (12), Township Two (2) South, Range Eleven (11) West in Gibson County, Indiana, more particularly described as follows:

Commencing at the Northeast corner of said Quarter Quarter Section; thence North 89 Degrees 42 Minutes West along the North line of the said Quarter Quarter Section a distance of Nine Hundred Sixty-two and Seventy-three Hundredths (962.73) feet; thence South 0 Degree 38 Minutes West and parallel to the East line of said Quarter Quarter Section a distance of Two Hundred Eighty and Ten Hundredths (280.10) feet to the place of beginning; thence South 0 Degree 38 Minutes West a distance of Two Hundred Sixty-five (265) feet; thence North 89 Degrees 42 Minutes West a distance of Two Hundred Six and Thirty-five Hundredths (206.35) feet; thence North 1 Degree 1 Minute East a distance of Two Hundred Sixty-five (265) feet; thence South 89 Degrees 42 Minutes East a distance of Two Hundred Four and Fifty-six Hundredths (204.56) feet to the place of beginning.

The two above-described parcels are also described as follows:

Part of the Northeast Quarter of the Southwest Quarter of Section Twelve (12), Township Two (2) South, Range Eleven (11) West in Gibson County, Indiana, more particularly described as follows:

Beginning at the intersection of the centerline of 2nd Avenue in Tower Heights Subdivision as recorded in Plat Book 1, Page 259 and Plat Book 2, Page 58 in the Office of the Recorder of Gibson County and the centerline of State Road 64; thence along the centerline of said State Road North 89 Degrees 30 Minutes 39 Seconds West a distance of Two Hundred Thirty-two and Sixty-six Hundredths (232.66) feet to a point which is a distance of Fifty (50) feet East of the East line of Broadview Subdivision as recorded in Plat Book 1, Card 262 Cabinet A.112 in the above mentioned Recorders Office; thence parallel to said East line South 01 Degree 12 Minutes 21 Seconds West a distance of Five Hundred Forty-five and Thirteen Hundredths (545.13) feet; thence parallel to the said centerline of State Road 64 South 89 Degrees 30 Minutes 39 Seconds East a distance of Two Hundred Six and Thirty-one Hundredths (206.31) feet; thence North 00 Degrees 49 Minutes 21 Seconds East a distance of Two Hundred Sixty-five and Eleven Hundredths (265.11) feet; thence parallel to said centerline of State Road 64 South 89 Degrees 30 Minutes 39 Seconds East a distance of Thirty (30) feet to the centerline of said 2nd Avenue; thence along said centerline North 00 Degrees 49 Minutes 21 Seconds East a distance of Two Hundred Seventy-nine and Ninety-eight Hundredths (279.98) feet to the point of beginning, said to contain 119,860 square feet, 2.8 acres, more or less.

PARCEL III:

Non-exclusive 24’ easement for ingress and egress and driveway purposes, as granted in those certain instruments recorded in Deed Record 3, Page 2528 and Deed Drawer 4, Card 6684.

EXCEPT the following parcel conveyed to City of Princeton:

A part of the Northeast Quarter of the Southwest Quarter of Section 12, Township 2 South, Range

11 West, Gibson County, Indiana, and being that part of the grantor’s land lying within the right of-way lines depicted on the attached Right-of-Way Parcel Plat marked Exhibit “B”, described as follows: Commencing at the intersection of 2nd Avenue in Tower Heights Subdivision and the north line of the said Southwest Quarter; thence South 0 degrees 01 minutes 31 seconds East 52.06 feet along the centerline of 2nd Avenue; thence South 89 degrees 38 minutes 30 seconds West 30.00 feet to the west boundary of Second Avenue and the point of beginning of this description; thence South 0 degrees 1 minutes 31 seconds East 168.00 feet along the west boundary of said Second Avenue; thence South 89 degrees 58 minutes 29 seconds West 5.00 feet to the point designated “395” on said plat; thence North 0 degrees 01 minutes 31 seconds West 70.00 feet to the point designated “396” on said plat; thence North 10 degrees 38 minutes 42 seconds West 81.39 feet to the point designated “397” on said plat; thence North 63 degrees 02 minutes 18 seconds West to the north line of the grantor’s land; thence North 89 degrees 38 minutes 30 seconds East 54.71 feet along said north line to the to the point of beginning and containing 0.046 acres, more or less.

SCHEDULE “A-5”

TO EXHIBIT A TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION FOR PROPERTY

1825 Lafayette Ave.

Terre Haute, IN

Lots Sixteen (16) through Forty (40) of part of Sweet Owens & Ehrmann’s Subdivision, Plat Record 10, page 21, of part of the West one-half of the Northwest quarter of Section 11, Township 12 North, Range 9 West, Vigo, County, Indiana, and including that part of the vacated alley pursuant to Special Ordinance No. 51,1999, recorded in Misc. Record 210, Page 2203, described as follows:

Beginning at a 5/8 inch rebar with cap stamped “MYERS IN LS 9400006”, hereinafter called a monument, at the intersection of the East right-of-way line of Lafayette Avenue with the North right-of-way line of Prairie Avenue, also being the Southwest corner of said Lot Twenty-three (23); thence North 31 degrees 08 minutes 37 seconds East, bearing is assumed and is the basis of bearings of this description, along said East Right-of-way line a distance of 339.03 feet to a monument on the South right-of-way line of Kennedy Avenue, also being the Northwest corner of Lot Sixteen (16); thence North 89 degrees 39 minutes 27 seconds East, along said South right-of-way line, a distance of 394.09 feet to a monument at the Northeast corner of Lot Thirty (30); thence South 00 degrees 08 minutes 42 seconds East, along the East line of Lots Thirty (30) and Thirty-two (32), a distance of 288.87 feet to a monument on the North right-of-way line of Prairie Avenue, also being the Southeast corner of Lot Thirty-one (31); thence South 89 degrees 38 minutes 00 seconds West, along said right-of-way line, a distance of 570.17 feet to the Point of Beginning.

Containing 3.20 acres more or less.

SCHEDULE “A-6”

TO EXHIBIT A TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION FOR PROPERTY

311 SE 21st St.

Washington, IN

Part of Location One Hundred Thirty-four (134), Township Three (3) North, Range Seven (7) West in the City of Washington, Daviess County, Indiana, more particularly described as follows:

Commencing at the Northeast corner of said Location One Hundred Thirty-four (134); thence South a distance of Six Hundred Eighty and Sixty-four Hundredths (680.64) feet; thence West a distance of One Thousand Thirty and Fifty-seven Hundredths (1,030.57) feet to the point of beginning, said point is an existing iron pin found at the intersection of the North right-of-way line of U.S. Highway #50 and the West right-of-way line of S.E. 21st Street; thence South 76 Degrees 14 Minutes West on and along said North right-of-way line of U.S. Highway #50 a distance of Two Hundred Sixty-three and Thirty-seven Hundredths (263.37) feet to an existing iron pin; thence North 00 Degrees 44 Minutes 05 Seconds East a distance of One Hundred Seventy-eight and Seventy-five Hundredths (178.75) feet to an existing iron pin; thence North 00 Degrees 11 Minutes 00 Seconds East a distance of One Hundred Forty-nine and Eighty-five Hundredths (149.85) feet to an existing iron pin; thence South 84 Degrees 19 Minutes East a distance of Twenty-five(25) feet to an existing iron pin; thence South 73 Degrees 42 Minutes East a distance of One Hundred Sixty-two and Eighty-five Hundredths (162.85) feet to the West right-of-way line of S.E. 21st Street; thence South 23 Degrees 00 Minutes East on and along said right-of-way a distance of Fifteen and Thirty-nine Hundredths (15.39) feet to the point of curvature of a curve; thence in a Southeasterly direction along the curve in said right-of-way line a distance of One Hundred Fifty-six and Forty-five Hundredths (156.45) feet; (said curve has a chord bearing of South 19 Degrees 00 Minutes East and a chord length of One Hundred Fifty-six and Thirty-two Hundredths (156.32) feet;) thence South 15 Degrees 00 Minutes East on and along said right-of-way line a distance of Fifty-seven and Seventy-three Hundredths (57.73) feet to the point of beginning, and said to contain 1.40 acres, more or less.

EXHIBIT “B”

TO PURCHASE AND SALE AGREEMENT

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made and entered into as of this      day of October, 2015, by and between ONB CTL PORTFOLIO LANDLORD #2, LLC (hereinafter “Seller”), OLD NATIONAL BANK (hereinafter referred to as “Buyer”) and BOSSE TITLE COMPANY (hereinafter “Escrow Agent”), WITNESSETH THAT:

WHEREAS, the Seller and Buyer desire to close the sale of the real estate set forth on Exhibit A, attached hereto, and Bosse Title Company agrees to act as closing agent for said closing; and

WHEREAS, the Seller and Buyer desire for the Escrow Agent to place in escrow the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) for the earnest money deposit for the purchase of the above-referenced Property; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent to hold the Two Hundred Fifty Thousand Dollars ($250,000.00) until assurance is received that the transaction is complete or until notice is given by the Seller and Buyer that the money should be released from escrow; and

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Escrow agent is hereby appointed to serve as escrow agent, and the Escrow Agent shall hold, in a non-interest-bearing account, the earnest money deposit of Two Hundred Fifty Thousand Dollars ($250,000.00).

2. Release of Escrowed Funds. Upon receiving satisfactory direction signed by Buyer and Seller, that the said sums can be released from escrow, the Escrow Agent shall promptly disburse to the Seller the entire amount being held in escrow, less any deductions hereinafter authorized, including, but not limited to the amount of Four Hundred Dollars ($400.00) to be paid to Escrow Agent for their services which cost shall be split equally by the Seller and Buyer.

3. Services of Escrow Agent. The Escrow Agent agrees to provide escrow services for a fee of Four Hundred Dollars ($400.00). At the sole discretion of the Escrow Agent, the Escrow Agent may elect to immediately deduct these sums at closing before placing the remainder in escrow or may elect to deduct them at the time the remainder of the funds are released to Seller. Escrow Agent shall also be reimbursed for any reasonable expenses. Seller shall not be entitled to receive any interest on the funds placed in escrow pursuant hereto.

4. Reliance by Escrow Agent. In making any distribution and in taking any action whatsoever pursuant hereto, the Escrow Agent may rely upon and shall be fully protected in relying upon any certificate, waiver notice, affidavit or other paper or document believed by Escrow Agent in good faith to be genuine or upon any evidence deemed by Escrow Agent in good faith to be sufficient.

5. Indemnification; Liability of Escrow Agent. In the event the Escrow Agent becomes involved in litigation in connection with this escrow, the undersigned Buyer agrees to indemnify and save the Escrow Agent harmless from all loss, cost, damages, expenses and attorneys’ fees suffered of incurred by the Escrow Agent as a result thereof. In the event of any disagreement between any of the parties to this Agreement, or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused the execution of this Escrow Agreement the date and year first hereinabove set forth.

ONB CTL PORTFOLIO LANDLORD #2, LLC
By:	Six Old NB, LLC

By:
Lawrence Kadish, Managing Member

“Seller”

OLD NATIONAL BANK

By:
Douglas C. Gregurich, Senior Vice
President, Tax and Real Estate

“Buyer”

BOSSE TITLE COMPANY

By:
Its:

“Escrow Agent”

EXHIBIT A

ONB PROPERTY LIST

Indianapolis – 96th & Gray	4805 E. 96th Street Indianapolis, IN 46240
Mt. Vernon Main	402 Main Street Mt. Vernon, IN 47620-1844
Owensboro – West Parrish	3012 W. Parrish Owensboro, KY 4230-2695
Princeton	1703 W. Broadway Princeton, IN 47670-1091
Terre Haute – Northside Fin	1825 Lafayette Avenue Terre Haute, IN 47804-1422
Washington – East Side	311 SE 21st Street Washington, IN 47501-1758

EXHIBIT “C”

TO PURCHASE AND SALE AGREEMENT

LEASE TERMINATION AGREEMENT AND RELEASE OF LEASE GUARANTY

TERMINATION OF MASTER LEASE AGREEMENT

AND RELEASE OF LEASE GUARANTY

THIS TERMINATION OF LEASE AGREEMENT AND RELEASE OF LEASE GUARANTY (the “Agreement”) made as of this      day of November, 2015 (the “Effective Date”), is an agreement of termination and release by and between ONB CTL PORTFOLIO LANDLORD #2, LLC, a Delaware limited liability company (“Landlord”) and OLD NATIONAL BANK, a national banking association with an address of 1 Main Street, Evansville, Indiana 47708 (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Master Lease Agreement dated September 19, 2007 (the “Lease”) for premises commonly known as                     , as more particularly described on Exhibit A, attached hereto (the “Premises”), and a Memorandum of Lease Agreement which was recorded in the Office of the                      of                      County,                     , as Instrument No.              (the “Memorandum”).

B. Old National Bancorp (the “Lease Guarantor”) guaranteed the obligations of Tenant under the Lease pursuant to the terms of a Lease Guaranty dated September 19, 2007 (the “Lease Guaranty”).

C. On the Effective Date, Landlord will convey the Premises to Tenant.

D. Landlord and Tenant desire to terminate the Lease and Landlord has agreed to cancel and terminate the Lease Guaranty on the Effective Date on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the release herein granted, the parties agree as follows:

1. The Lease is hereby deemed terminated and canceled effective as of             , 2015.

2. Landlord hereby cancels and terminates the Lease Guaranty as of the Effective Date.

3. Tenant, on behalf of itself and its officers, directors, agents, servants, employees, invitees, successors and assigns (the “Tenant Parties”), release and forever discharge Landlord, its members, agents, servants, employees, invitees, successors, and assigns (the “Landlord Parties”) from any and all liabilities, claims, and damages of any kind or nature which Tenant, and the other Tenant Parties now or may hereafter have against the Landlord Parties as a result of any matter, cause, or thing whatsoever arising out of or in connection with the Lease accruing from and after the Effective Date.

4. Landlord, on behalf of itself and the other Landlord Parties release and forever discharge Tenant, the other Tenant Parties and Lease Guarantor from all liabilities, claims, and damages of any kind or nature which Landlord or the other Landlord Parties now or may hereafter have against the Tenant Parties and Lease Guarantor as a result of any matter, cause, or thing whatsoever arising out of or in connection with the Lease and Lease Guaranty accruing from and after the Effective Date.

5. Each party hereto warrants and covenants that it has not assigned, hypothecated, or otherwise alienated any claims, demands, actions, and causes of action, hereinbefore released, or any part thereof, or any interest therein; and each party promises and agrees to hold the other party harmless with respect to all matters released or warranted.

6. Each individual executing this Agreement on behalf of his or her respective party represents and warrants that he or she is duly authorized to execute and deliver this Agreement on behalf of said entity in accordance with the governing documents of such entity, and that upon full execution and delivery, this Agreement is binding upon said entity in accordance with its terms.

7. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

8. This Agreement may not be amended or terminated nor any of its provisions waived except by an agreement in writing signed by the party to be charged.

9. The parties agree that this Agreement has been reviewed and negotiated by all parties and their respective counsel, and that, in any dispute over the meaning, interpretation, validity, or enforceability of this Agreement or any of its terms or conditions, there shall be no presumption whatsoever against either party by virtue of that party having drafted this Agreement or any portion thereof.

10. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

SEE FOLLOWING SIGNATURE PAGES

IN WITNESS WHEREOF, this Termination of Lease Agreement is executed effective as of the     day of             , 2015.

LANDLORD:

ONB CTL PORTFOLIO LANDLORD #2, LLC
By: Six Old NB, LLC

By:
Lawrence Kadish, Managing Member

STATE OF	)
	)	SS:
COUNTY OF	)

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared                     , the                      of ONB CTL PORTFOLIO LANDLORD #2, LLC, and acknowledged the execution of the foregoing for and on behalf of said limited liability company as his voluntary act and deed.

WITNESS, my hand and Notarial Seal this      day of             , 2015.

( ) Notary Public

County of Residence:	My Commission Expires:

IN WITNESS WHEREOF, this Termination of Lease Agreement is executed effective as of the     day of             , 2015.

TENANT:

OLD NATIONAL BANK

By
Douglas C. Gregurich, Senior Vice
President, Tax and Real Estate

STATE OF INDIANA	)
	)	SS:
COUNTY OF VANDERBURGH	)

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared Douglas C. Gregurich, known to me to be the Senior Vice President, Tax and Real Estate, of OLD NATIONAL BANK, a national banking association, and acknowledged the execution of the foregoing for and on behalf of said OLD NATIONAL BANK as his voluntary act and deed.

WITNESS, my hand and Notarial Seal this      day of             , 2015.

( ) Notary Public

County of Residence:	My Commission Expires:

CROSS REFERENCE TO:
(Memorandum of Lease)

THIS INSTRUMENT PREPARED BY: MARCO L. DELUCIO OF THE LAW FIRM OF ZIEMER, STAYMAN, WEITZEL & SHOULDERS, LLP, 20 N.W. FIRST STREET, P. O. BOX 916, EVANSVILLE, INDIANA 47706. TELEPHONE: (812) 424-7575.

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.
Marco L. DeLucio

EXHIBIT A

LEGAL DESCRIPTION